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                              KIRKLAND & ELLIS LLP
                           AND AFFILIATED PARTNERSHIPS

                                Citigroup Center
                              153 East 53rd Street
                            New York, New York 10022

                                 (212) 446-4800

                                                                    Facsimile:
                                                                  (212) 446-4900

                                www.kirkland.com


July 15, 2003

Aeropostale, Inc.
1372 Broadway, 8th Floor
New York, New York 10018

Ladies and Gentlemen:

      We are acting as special counsel to Aeropostale, Inc., a Delaware corporation (the "Company"), in connection with the proposed registration by the Company of its Common Stock, par value $.01 per share (the "Common Stock"), including shares of its Common Stock to cover over-allotments, if any, pursuant to a Registration Statement on Form S-3, originally filed with the Securities and Exchange Commission (the "Commission") on June 27, 2003 under the Securities Act of 1933, as amended (the "Act") (such Registration Statement, as amended or supplemented, is hereinafter referred to as the "Registration Statement"). All shares of Common Stock to be registered pursuant to the Registration Statement are being offered by certain selling stockholders (the "Shares").

      In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the corporate and organizational documents of the Company and (ii) minutes and records of the corporate proceedings of the Company with respect to the original issuance of the Shares.

      For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others.

      Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

      1. The Shares have been duly authorized, validly issued and fully paid and are nonassessable.
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Aeropostale, Inc.
July 15, 2003
Page 2


            Our opinion expressed above is subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

      We hereby consent to the filing of this opinion with the Commission as
Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission. This opinion and consent may be incorporated by reference in a subsequent registration statement on Form S-3 filed pursuant to Rule 462(b) under the Act with respect to the registration of additional securities for sale in the offerings contemplated by the Registration Statement.

      We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares.

      This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

      This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

                                                        Sincerely,

                                                        /s/ Kirkland & Ellis LLP

                                                        Kirkland & Ellis LLP